UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 4, 2025

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2025, the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”), issued a press release (the “Organizational Press Release”) announcing updates to its leadership structure and team. The Organizational Press Release outlines certain changes to management roles and responsibilities under the leadership of the Company’s Chief Executive Officer, Michael Spanos. A copy of the Organizational Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Under the leadership structure, Eric Christel is appointed as Executive Vice President and Chief Financial Officer-Elect (“CFO-Elect”), effective August 4, 2025. Mr. Christel will assume the role of Executive Vice President and Chief Financial Officer (“CFO”) of the Company following a brief transition period, expected to conclude on or about September 8 (the “Effective CFO Date”). In the interim period, Mr. Christel will work closely with W. Michael Healy, the Company’s current Executive Vice President and CFO, to ensure a smooth and effective transition of responsibilities.

Mr. Christel joins the Company from The Campbell’s Company, where he served as the Senior Vice President and Chief Financial Officer, Snacks Division since January 2022. From January 2020 until January 2022, Mr. Christel was the Senior Vice President and Chief Financial Officer, Americas Region, of DENTSU, a global marketing services holding company at which he led the finance team across US, Canada, and Latin America, and from October 2007 through January 2020, he held several financial management roles with PEPSICO. He brings nearly 18 years of financial leadership experience across the food and beverage industry.

In connection with his appointment, the Company executed a letter agreement with Mr. Christel, providing for a base salary of $600,000, annual short-term incentive plan bonus opportunity of 85% of his base salary (pro-rated for 2025), an initial equity award with a grant date value of $415,000 in the form of restricted stock units and a cash relocation allowance of $250,000. A copy of the Offer Letter with Mr. Christel will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 29, 2025.

There are no family relationships between Mr. Christel and any director or executive officer of the Company, and there are no related party transactions involving Mr. Christel that are reportable under Item 404(a) of Regulation S-K.

The Company also announced that Mr. Healy will be transitioning to the newly created role of Executive Vice President, Strategy & Transformation, effective as of the Effective CFO Date.

Mr. Healy will continue to serve as CFO during a transition period and facilitate the handover of responsibilities to the Company’s new CFO as needed thereafter.

In the new role as EVP, Strategy & Transformation, Mr. Healy will be responsible for leading the Company’s strategic planning, business transformation initiatives, and long-term value creation efforts. Mr. Healy will continue to report directly to Michael Spanos.

Mark Graff, Executive Vice President and President of Bonefish Grill, will be departing the Company, effective November 1, 2025.

In connection with his departure, Mr. Graff will be entitled to severance benefits consistent with the terms of the Company’s previously disclosed severance policy applicable to executive officers and his equity award agreements. The material terms were described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 4, 2025.

Mr. Graff’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01    Regulation FD Disclosure

On August 4, 2025, the Company issued a press release announcing a series of senior leadership changes. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company on August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	August 4, 2025	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer